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                                                                  Exhibit 10.2


                           NUANCE COMMUNICATIONS, INC.
                                   STAND-ALONE
                       RESTRICTED STOCK PURCHASE AGREEMENT
                           (PERFORMANCE-BASED VESTING)


(A)      Name of Grantee:           Donald Hunt
                                    ------------------
(B)      Credit Date:               October 10, 2006
                                    ------------------
(C)      Number of Shares:          450,000
                                    ------------------
(D)      Price per Share:           $0.001
                                    ------------------
(E)      Effective Date:            October 10, 2006
                                    ------------------


     THIS RESTRICTED STOCK PURCHASE GRANT AGREEMENT (the "AGREEMENT"), is effective as of the date set forth in Item E above (the "EFFECTIVE DATE") between Nuance Communications, Inc., a Delaware corporation (the "COMPANY") and the person named in Item A above ("GRANTEE").

     THE PARTIES AGREE AS FOLLOWS:

1. STOCK PURCHASE RIGHTS. Pursuant to terms set forth in this Agreement, the Company hereby credits to a separate account maintained on the books of the Company (the "ACCOUNT") Stock Purchase Rights which will give Grantee the right to purchase that number of shares of Common Stock of the Company, par value $0.001 (the "SHARES"), listed in Item C above on the terms and conditions set forth herein.

2. COMPANY'S OBLIGATION TO PAY; PURCHASE PRICE. Each Stock Purchase Right has a value equal to the Fair Market Value of a Share on the date of this Agreement. Unless and until the Stock Purchase Rights will have vested in the manner set forth in Section 4, the Grantee will have no right to receive the Shares subject to the Stock Purchase Rights. Prior to actual payment of any Shares, such Stock Purchase Rights will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The purchase price for the Shares subject to the Stock Purchase Rights shall be the price set forth in Item D above.

3.   DEFINITIONS.

     (a) "ADMINISTRATOR" means the Board or any committee of the Board that has been designated by the Board to administer this Agreement.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (d)  "COMMON STOCK" means the Common Stock of the Company.


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     (e)  "CONSULTANT" means any person, including an advisor, engaged by the
          Company or a Parent or Subsidiary to render services to such entity

     (f) "DIRECTOR" means a member of the Board or a member of the Board of Directors of any parent or Subsidiary to render services to such entity.

     (g) "EMPLOYEE" means an employee of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary of the Company, or any successor.

     (h)  "FISCAL YEAR" means the fiscal year of the Company.

     (i) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (j)  "SERVICE PROVIDER" means an Employee, Director or Consultant.

     (k) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

4. VESTING. Subject to Grantee's continuing to be a Service Provider on each date set forth below and the terms and conditions of letter agreement entered into between the Company and Grantee dated September 25, 2006 (the "LETTER AGREEMENT"), the Stock Purchase Rights shall vest, if at all, in the amounts and on the dates (if applicable) or earlier achievement of the performance objectives set forth below:

                           Vesting Date                              Performance Objective
     Shares          (for time-based vesting)                   (for performance-based vesting)
     ------          ------------------------                   -------------------------------

    112,500              October 10, 2009           Achievement of the Board-approved financial targets for
                                                           the fiscal year ended September 30, 2007

    112,500              October 10, 2009           Achievement of the Board-approved financial targets for
                                                           the fiscal year ended September 30, 2007

     75,000                    None                 Achievement of the Board-approved financial targets for
                                                           the fiscal year ended September 30, 2007

     75,000                    None                 Achievement of the Board-approved financial targets for
                                                           the fiscal year ended September 30, 2008

     75,000                    None                 Achievement of the Board-approved financial targets for
                                                           the fiscal year ended September 30, 2009

If the Board-approved financial targets for the fiscal years ended September 30, 2007, 2008 or 2009 are not achieved, the Stock Purchase Rights without a scheduled vesting date (75,000 on each such date) shall immediately terminate.


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5.   FORFEITURE UPON TERMINATION AS SERVICE PROVIDER. Notwithstanding any
     contrary provision of this Agreement, except as otherwise set forth in the Letter Agreement, if the Grantee's status as a Service Provider terminates for any or no reason, prior to a vesting date set forth above, the unvested Stock Purchase Rights awarded by this Agreement will immediately terminate and be forfeited at no cost to the Company.

6. PAYMENT AFTER VESTING. Any Stock Purchase Rights that vest in accordance with Section 4 will be paid to the Grantee in Shares at the purchase price (which shall be satisfied through past services to the Company) set forth in Section 2, provided that to the extent determined appropriate by the Company, the Grantee shall satisfy any federal, state and local withholding taxes with respect to such Stock Purchase Rights prior to the payment of any vested Shares to the Grantee.

7. RIGHTS AS STOCKHOLDER. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee.

8. RELATION TO THE COMPANY. Grantee is presently an officer, director, or other employee of, or Consultant to the Company and in such capacity has become personally familiar with the business, affairs, financial condition, and results of the operations of the Company.

9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
     SALE.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under this Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Award.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify Grantee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously vested, this Award will terminate immediately prior to the consummation of such proposed action.


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     (c)  Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, shares subject to this Award that remain outstanding at such time shall be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Grantee will fully vest in and have the right to such shares even if such shares would not otherwise be vested and all vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

10. TAX ADVICE. The Company has made no warranties or representations to Grantee with respect to the income tax consequences of the transactions contemplated by the agreement pursuant to which the Stock Purchase Rights have been issued and Shares will be purchased and Grantee is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Grantee acknowledges that the Grantee has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the Stock Purchase Rights or the ownership, purchase, or disposition of the Shares. The Grantee assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Stock Purchase Rights and the Shares.

11.  WITHHOLDING OF TAXES.

     (a) Notwithstanding any contrary provision of this Agreement, no certificate representing Shares may be released from the Company unless and until the Grantee shall have delivered to the Company the full amount of any federal, state or local income or other taxes which the Company may be required by law to withhold with respect to such Shares. At the election of the Company, any federal, state and local withholding taxes with respect to the Stock Purchase Rights and/or the Shares may be paid by reducing the number of vested Shares actually paid to the Grantee.

     (b) At the Grantee's election, the Company may deduct from any payment of distribution of Restricted Stock the amount of any tax required by law to be withheld with respect to the purchase of the shares of Restricted Stock or the lapse of the Purchase Option. GRANTEE MUST INFORM THE COMPANY OF HIS OR HER PREFERENCE FOR PAYMENT OF THEIR WITHHOLDING TAX OBLIGATIONS WITHIN 30 DAYS OF RECEIPT OF THE DOCUMENTATION. AN ELECTION FORM IS ATTACHED HERETO AS EXHIBIT A.

12. ASSIGNMENT; BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Grantee may not assign any of Grantee's rights under this Agreement.


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13.  DAMAGES. Grantee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Stock Purchase Rights which is not in conformity with the provisions of this Agreement.

14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts excluding those laws that direct the application of the laws of another jurisdiction.

15. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until the Grantee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           Nuance Communications, Inc.
                                One Wayside Road
                              Burlington, MA 01803
                             Attention: HR Director

     Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Grantee and related to this Agreement, if not delivered by hand, shall be mailed to Grantee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to the Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

16. ARBITRATION. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Essex County in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 14 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 13 shall be valid and sufficient.

17. NO RIGHTS TO STOCK PURCHASE RIGHTS, SHARES, OPTIONS OR EMPLOYMENT. Other than with respect to the Stock Purchase Rights, neither Grantee nor any other person shall have any claim or right to be issued stock or granted an option under this agreement. Having received a Stock Purchase Right shall not give the Grantee any right to receive any other grant or options under any Company Plan. This Stock Purchase Right is not an employment contract and nothing in this Stock Purchase Right shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or the Company to continue your employment with the Company.


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18.  ENTIRE AGREEMENT. Company and Grantee agree that this Agreement (including its attached Exhibits) is the complete and exclusive statement between Company and Grantee regarding its subject matter and supersedes all prior proposals, communications, and agreements of the parties, whether oral or written, regarding the grant Stock Purchase Rights and Shares to Grantee.

19. ADDITIONAL CONDITIONS TO ISSUANCE OF SHARES. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Grantee, such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

20. ADMINISTRATOR AUTHORITY. The Administrator will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Stock Purchase Rights have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

21. CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

22. AGREEMENT SEVERABLE. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                            NUANCE COMMUNICATIONS, INC.



                            By:/s/ Paul Ricci
                               -------------------------------------------------
                               Paul A. Ricci, CEO and Chairman of the Board

     The Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

                               /s/ Donald Hunt
                               -------------------------------------------------
                               Grantee- Donald Hunt

                                     EXHIBIT


Exhibit A       Trade-for-Taxes

                                    EXHIBIT A


TO:      Grantee

FROM:    Deborah E. Sheehan, Global Equity Manager

RE:      Payment of Withholding Taxes Applicable to Restricted Stock Awards
--------------------------------------------------------------------------------

As you know, Nuance Communications, Inc. ("Company") granted you an award of Company restricted stock (the "Award"). In connection with the Award, you will have taxable income at the time the Award vests.

Under applicable law, withholding taxes are due and payable at the time the Award vests. Before Company delivers to you any shares under the Award, Company must withhold applicable federal, state, and local taxes (the "Withholding Tax"). The current federal supplemental wage withholding rate is twenty-five percent (25%). In addition to the federal supplemental wage withholding rate, withholding for state and local taxes may also be required, the rate of which will vary depending on where you live.

In connection with your Award, you agreed to make appropriate arrangements regarding the Withholding Tax applicable to your Award.

Company is offering you the opportunity to elect one of two methods to satisfy your Withholding Tax. Select one of the two methods of payment described below:

___________    PAYMENT BY CHECK. Our stock administration department will contact you via e-mail with the amount of the Withholding Tax due and payable. Please make your check payable to Nuance
               Communications, Inc. and mail it to Nuance Communications, Inc.,
               Attention: Deborah E. Sheehan, One Wayside Road, Burlington, MA
               01803. You are required to satisfy your Withholding Tax obligations by tendering to Company the amount of the Withholding
               Tax due and payable the day after Company notifies you of the amount.

__________     RETENTION OF SHARES BY THE COMPANY. Company will retain the number of shares equal to the amount of minimum withholding due and payable. Fractional shares will not be retained to satisfy any portion of the withholding tax. Accordingly, you agree that in the event that the amount of withholding you owe would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from your paycheck. If such amount is required to be withheld, you expressly acknowledge that by checking this box you are giving the Company permission to withhold from your paycheck an amount equal to the remaining withholding tax due and payable.

Please elect the method of payment that you wish to satisfy your Withholding Tax from the two choices above, sign and date the form, and return it to the Deborah
E. Sheehan at Nuance Communications, Inc.. You may either mail this election form to: Nuance Communications, Inc., Attention: Deborah E. Sheehan, One Wayside Road, Burlington, MA 01803 or fax it to 781-565-5553, attn: Deborah E. Sheehan/Withholding Election.

By signing below, I understand (1) that Company will withhold an amount required by applicable law to satisfy the minimum Withholding Tax applicable to my Award, and (2) agree to have such Withholding Tax obligation satisfied by the method I checked above.


                                                                      , 2007
----------------------------------              ----------------  ----
Grantee: Donald Hunt                            Date